UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 23,2021

REGEN BIOPHARMA, INC.

(Exact name of small business issuer as specified in its charter)

Nevada	45-5192997
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

Commission File No. 333-191725

711 S. Carson Street, Suite 4, Carson City, Nevada, 89791

(Address of Principal Executive Offices)

(619) 702 1404

(Issuer’s telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.02, Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officer.

Appointment:

On March 23, 2021 David R. Koos was appointed Chairman and Sole Director of Regen Biopharma, Inc. On March 23, 2021 David R. Koos was appointed Chief Executive Officer, President, Secretary and Treasurer of Regen Biopharma, Inc.

On March 23, 2021 David R. Koos was appointed Chairman and Sole Director of KCL Therapeutics, Inc. On March 23, 2021 David R. Koos was appointed Chief Executive Officer, President, Secretary and Treasurer of KCL Therapeutics, Inc.

KCL Therapeutics, Inc. is a wholly owned subsidiary of Regen Biopharma, Inc.

Education:

DBA - Finance (December 2003)

Atlantic International University

Ph.D. - Sociology (September 2003)

Atlantic International University

MA - Sociology (June 1983)

University of California - Riverside, California

Five Year Employment History:

David R. Koos, 62 has served as Chairman of the Board of Directors, Chief Executive Officer, President, Secretary and Treasurer of SYBLEU INC., a biotechnology company, from June 12, 2020 to the present. David R. Koos served as Chief Financial Officer of SYBLEU INC. from June 12, 2020 to July 21, 2020. On March 23, 2021 David R. Koos assumed the position of sole officer and director of Zander Therapeutics, Inc., a biotechnology company.

Position:	Company Name:	Employment Dates:
Chairman, President, Chief Executive Officer, Secretary, Acting Chief Financial Officer, Principal Accounting Officer	Entest Group, Inc.	June 19, 2009 to November 28, 2018
Chairman, President, Chief Executive Officer, Secretary, Chief Financial Officer, Principal Accounting Officer	Entest BioMedical, Inc.( a California corporation)	August 22,2008 to the Present
Chairman and CEO	Regen BioPharma, Inc.	April 24, 2012 to January 22,2020
Acting CFO	Regen BioPharma, Inc.	April 24, 2012 to February 11, 2015
President	Regen BioPharma, Inc.	May 29, 2013 to October 9, 2013
Chairman, CEO	Zander Therapeutics, Inc.	February 2017 to January 22,2020
Sole Officer and Director	Cell Source Research, Inc.	March 24, 2003 to the Present
Chairman, President, CEO and Acting CFO	Bio-Matrix Scientific Group, Inc.	June 14, 2006 (Chairman) to July 31;2019 June 19, 2006 (President, CEO and Acting CFO); June 19, 2006 (Secretary) to July 31, 2019
Chairman & CEO	BST Partners Inc. (A California Corporation)	November 30, 2018 to the Present
Chairman & CEO	BST Partners Inc. (A Wyoming Corporation)	March 17, to 2017 to the Present

Related Party Transactions:

As of June 20, 2019 the registrant was indebted to David R. Koos in the amount of $5,840

As of June 30, 2020 the registrant was indebted to Zander Therapeutics, Inc. in the amount of $56,900.

As of June 30, 2019 Zander Therapeutics, Inc. was party to an agreement with KCL Therapeutics, Inc. whereby Zander was granted an exclusive worldwide right and license for the development and commercialization of certain intellectual property controlled by KCL (“ License IP”) for non-human veterinary therapeutic use.

Consideration.

It was resolved by the Board of Directors of the registrant that as consideration for agreeing to serve as an officer and director of Regen Biopharma, Inc. David R. Koos shall be awarded 10,000 shares of a newly designated series of nonconvertible supervoting Preferred Stock (“Supervoting Stock”). With respect to each matter submitted to a vote of stockholders of the Corporation, each holder of Supervoting Stock shall be entitled to cast that number of votes which is equivalent to the number of shares of Supervoting Stock owned by such holder times five hundred thousand.

Departure of Officer and Director:

On March 23, 2021 Todd S. Caven resigned from his position as Chairman of the Board of Directors, Chief Executive Officer and any and all other offices he may hold of Regen BioPharma ,Inc. and KCL Therapeutics Inc. As of March 23, 2021 David R. Koos became the sole officer and director of both the registrant and KCL Therapeutics, Inc.

Item 1.01 Entry into a Material Definitive Agreement.

On March 23,2021 Todd S. Caven ( “Caven”) entered into an agreement with Regen BioPharma, Inc. ( “Company”) whereby Caven would assist the Company in obtaining the agreement of the creditors of the Company (“Creditors” or singularly “Creditor”) to settle any and all claims against the Company upon terms acceptable to the Company (“Agreement”).

The term of the Agreement shall be from March 24,2021 to March 24,2022.

In the event that due to the efforts of Caven with regard to any Creditor the Company agrees to enters into a Settlement and Release Agreement with such Creditor acceptable to the Company for an amount which is less that the original debt owed (“Settlement”) Caven shall receive an amount to be negotiated by and between the Parties on a case by case basis as to each applicable Creditor.

The foregoing description of the Agreement is not complete and is qualified in its entirety by reference to the text of the Agreement , which is attached to this Current Report on Form 8-K as Exhibit 10.1 and incorporated in this Item 1.01 by reference.

Item 9.01 Exhibits

Exhibit 99.1	Letter of resignation
Exhibit 10.1	Agreement

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

REGEN BIOPHARMA, INC.

Dated: March 24, 2021	By: /s/ David Koos
David Koos
Chief Executive Officer

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